EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
World Wide Premium Packers, Inc.

We have audited the accompanying balance sheet of World Wide Premium Packers, Inc. (the “Company”) (a Development Stage Enterprise) as of September 30, 2010, and the related statements of operations, shareholders’ equity and cash flows for the period from February 14, 2010 (inception) through September 30, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of World Wide Premium Packers, Inc. as of September 30, 2010, and the results of its operations and its cash flows for the period from February 14, 2010 (inception) through September 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company reported a net loss and a deficit accumulated during the development stage of approximately $853,000 as of September 30, 2010.  The Company has a limited operating history and no revolving loan agreement with any financial institution, nor can the Company provide any assurance it will be able to enter into any such agreement in the future, or be able to raise funds through a future issuance of debt or equity.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 8 to the financial statements, on October 8, 2010, the Company was acquired by a related party entity.

/s/ GHP Horwath, P.C.
Denver, Colorado
December 22, 2010

WORLD WIDE PREMIUM PACKERS, INC.
(A Development Stage Enterprise)

BALANCE SHEET
SEPTEMBER 30, 2010

ASSETS
Current assets:
Cash	$317,519
Prepaid expenses	84,456
Total current assets	401,975
Property and equipment	48,500
Trademark license	12,500
61,000
$462,975

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Accounts payable and accrued expenses	$116,671
Related party payables	38,702
Total liabilities	155,373

Commitments and contingencies
Shareholders' equity:
Preferred stock; $0.0001 par value; 10,000,000 shares authorized;
none issued and outstanding as of September 30, 2010	-
Common stock; $0.0001 par value; 25,000,000 shares authorized;
9,563,450 shares issued and outstanding as of September 30, 2010	956
Additional paid-in capital	1,159,557
Deficit accumulated during the development stage	(852,911)
Total shareholders' equity	307,602
$462,975

See notes to financial statements.

WORLD WIDE PREMIUM PACKERS, INC.
(A Development Stage Enterprise)

STATEMENT OF OPERATIONS
PERIOD FROM FEBRUARY 14, 2010 (INCEPTION) THROUGH SEPTEMBER 30, 2010

Operating expenses:
General and administrative	$(393,796)
Selling and marketing	(121,615)
Related party management fees	(337,500)

Operating loss	(852,911)

Net loss	$(852,911)

See notes to financial statements.

WORLD WIDE PREMIUM PACKERS, INC.
(A Development Stage Enterprise)

STATEMENT OF SHAREHOLDERS' EQUITY
PERIOD FROM FEBRUARY 14, 2010 (INCEPTION) THROUGH SEPTEMBER 30, 2010

			Additional	Deficit accumulated
	Common stock		paid-in	development
	Shares	Amount	capital	stage	Total

Balances at February 14, 2010 (Inception)	-	$-	$-	$-	$-
Initial sale of common stock to founding shareholders in March 2010	4,750,000	475	-	-	475
Issuance of common stock in settlement of related party payable in June 2010	112,450	11	28,102	-	28,113
Sale of common stock for cash, net of offering costs of $43,325 in June and July 2010	4,701,000	470	1,131,455		1,131,925
Net loss	-	-	-	(852,911)	(852,911)
Balances at September 30, 2010	9,563,450	$956	$1,159,557	$(852,911)	$307,602

See notes to financial statements.

WORLD WIDE PREMIUM PACKERS, INC.
(A Development Stage Enterprise)

STATEMENT OF CASH FLOWS
PERIOD FROM FEBRUARY 14, 2010 (INCEPTION) THROUGH SEPTEMBER 30, 2010

Cash flows from operating activities
Net loss	$(852,911)
Adjustments to reconcile net loss to net cash used in
operating activities:
Changes in operating assets and liabilities:
Increase in prepaid expenses	(84,456)
Increase in accounts payable and accrued expenses	105,296
Increase in related party payables	66,815
Net cash used in operating activities	(765,256)

Cash flows from investing activities
Purchase of property and equipment	(37,125)
Purchase of trademark license	(12,500)
Net cash used in investing activities	(49,625)

Cash flows from financing activities
Proceeds from issuance of common stock, net	1,132,400
Net cash provided by financing activities	1,132,400

Net increase in cash	317,519

Cash, beginning	-

Cash, ending	$317,519

Supplemental disclosure of non-cash investing and financing activities
Common stock issued to settle related party payable	$28,113
Purchase of property in exchange for accounts payable	$11,375

See notes to financial statements

WORLD WIDE PREMIUM PACKERS, INC.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

PERIOD FROM FEBRUARY 14, 2010 (INCEPTION) THROUGH SEPTEMBER 30, 2010

1.  Organization, basis of presentation, going concern and management’s plans:

     Organization and basis of presentation:

World Wide Premium Packers, Inc., (the “Company”) is a development stage enterprise operating from Colorado Springs, Colorado.  The Company was formed on February 14, 2010, for the purpose of procuring, processing, and marketing premium meats and related products.  The Company has a license agreement with Pat Boone (a non-controlling shareholder of the Company and an American signer, actor and writer) that grants the Company a perpetual exclusive, world-wide license to use Mr. Boone’s name and likeness in connection with the marketing and sale of premium meats, cookbooks and related products. The Company intends to sell these products primarily through its website.  The Company has selected December 31 as its fiscal year end.

The Company’s development stage activities to date have included acquiring the trademark license from Pat Boone, developing the Company’s website and business systems, entering into agreements with a product supplier and a call center facility, and implementing plans to promote the brand, ”Pat Boone All American Meats”.

     Going concern and management’s plans:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. For the period from February 14, 2010 (inception) through September 30, 2010, the Company had no revenue-producing operations and recorded a net loss of $852,911. At September 30, 2010, the Company has working capital of $246,602, but has no revolving loan agreement with any financial institution.  These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

On October 8, 2010, the Company was acquired by a related party affiliate, Accredited Members Holding Corporation (“AMHC”), a publicly-traded, related-party affiliate (Note 8). AHMC’s CEO/Chairman of its Board of Directors is also an officer and significant shareholder of the Company. AMHC’s December 31, 2009 financial statements disclose an uncertainty relating to its ability to continue as a going concern, and their independent auditors’ report includes an emphasis paragraph describing factors which raised substantial doubt about its ability to continue as a going concern.  For at least the near term, the Company intends to fund its operations through equity financing arrangements, which may not be available on reasonable terms or in an amount that is sufficient to fund the Company’s capital expenditures, working capital and other cash requirements.  The ability of the Company to emerge from the development stage is dependent upon, among other factors, obtaining additional financing to continue operations and implementing its business plan. In November 2010, the Company commenced revenue-producing operations; however, there can be no assurance at this stage of development that continued revenue-generating activities will be sufficient to support the Company’s operations.

WORLD WIDE PREMIUM PACKERS, INC.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

PERIOD FROM FEBRUARY 14, 2010 (INCEPTION) THROUGH SEPTEMBER 30, 2010

2.     Significant accounting policies:

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods.  Actual results could differ from these estimates.

Fair value of financial instruments:

The fair value of the Company’s cash and account payable approximate their carrying amounts due to the short maturities of these instruments.  The fair value of the related party payable is impracticable to estimate due to the related party nature of the underlying transactions.

Website development cost:

The Company capitalizes certain costs incurred in designing, developing, testing and implementing enhancements to its website. These costs are to be amortized over the estimated useful life of three years. Costs related to the planning and post implementation phases of website development efforts are expensed as incurred (approximately $5,000 during the period from February 14, 2010 (inception) to September 30, 2010). During the period from February 14, 2010 (inception) to September 30, 2010, development costs of $21,000 were capitalized. Amortization of capitalized costs commenced in November 2010, at the time the website went operational. Website development costs are included in property and equipment in the Company’s accompanying balance sheet (Note 3).

Long-lived assets:

The Company reviews the recoverability of long-lived assets, including its intangible asset (discussed below), when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable.  The assessment of possible impairment is based on the Company’s ability to recover the carrying value of the asset from the expected future undiscounted cash flows of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value.  The Company’s primary measure of fair value is based on discounted cash flows.  The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations.

The Company’s intangible asset consists of a license agreement that the Company acquired from Pat Boone in May 2010.  This license agreement (the “License”) provides the Company with the exclusive, world-wide perpetual rights to use the name and likeness of Pat Boone and related trademarks in the Company’s marketing, sale and distribution of Pat Boone All American Meats.

The License is considered to have an indefinite life based on factors such as the perpetual life of the License and no indications that the life of the License is limited due to contractual, legal, regulatory, competitive or economic factors.  The License is tested for impairment, at least annually, and written down to fair value if required.  If at any time the Company determines that criteria used in the determination of the License’s indefinite life will most likely not be met, or if there is a change in management's future business plans or disposition of the License, the Company will first test the License for impairment, and then the Company will modify the life of the License and begin amortizing the cost over the remaining License period.

Based on management’s analysis, management believes that no impairment has occurred to its long-lived assets during the period from February 14, 2010 (inception) to September 30, 2010.

WORLD WIDE PREMIUM PACKERS, INC.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

PERIOD FROM FEBRUARY 14, 2010 (INCEPTION) THROUGH SEPTEMBER 30, 2010

2.     Significant accounting policies (continued):

Revenue recognition:

Through September 30, 2010, the Company had not recorded any revenue; however, in November 2010, the Company commenced revenue-generating activities. The Company began deriving revenue from the sale of premium meat products through the Company’s website.  The Company recognizes revenue pursuant to SEC Staff Accounting Bulletin No. 104, Revenue Recognition.  The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sale price is fixed or determinable and collectability is reasonably assured.

The Company evaluates the terms of its customer contracts relative to a number of criteria that management considers in making its determination with respect to gross versus net reporting of revenue for transactions with customers.  Management’s criteria for making these judgments place particular emphasis on determining the primary obligor in a transaction.  The Company sells, through its website, premium meat and other products. In these transactions, management has determined that the Company (i) acts as principal; (ii) has the risks and rewards of ownership, including the risk of loss for collection, delivery or returns; and (iii) has latitude in establishing price with the customer.  For these transactions, the Company anticipates recognizing revenues based on the gross amounts due from customers.

Advertising:

Advertising costs are charged to operations when incurred. Advertising costs during the period from February 14, 2010 (inception) to September 30, 2010 were $121,615.

Income taxes:

The Company determines its income tax expense in each of the jurisdictions in which it operates. The income tax expense includes an estimate of the current income tax expense, as well as deferred income tax expense, which results from the determination of temporary differences arising from the different treatment of items for book and tax purposes.

The Company records income tax-related interest and penalties as a component of income tax expense. No interest or penalties were incurred during the period from February 14, 2010 (inception) to September 30, 2010. Management does not believe there will be any material changes in the Company’s unrecognized tax positions over the next 12 months.

Recently issued accounting pronouncements:

The Company has adopted Financial Accounting Standards Board (“FASB”) updated guidance related to fair value measurements and disclosures, which requires a reporting entity to disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and to describe the reasons for the transfers. In addition, in the reconciliation for fair value measurements using significant unobservable inputs, or Level 3, a reporting entity should disclose separately information related to purchases, sales, issuances, and settlements information to be included in the roll forward of activity. The updated guidance also requires that an entity should provide fair value measurement disclosures for each class of assets and liabilities and disclosures about the valuation techniques and inputs used to measure fair value for both recurring and non-recurring fair value measurements for Level 2 and Level 3 fair value measurements. The guidance is effective for interim or annual financial reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances and settlements in the roll forward activity in Level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this guidance did not have a material impact on the Company’s financial position, results of operations or cash flows.

In October 2009, the FASB issued a new accounting standard which provides guidance for arrangements with multiple deliverables. Specifically, the new standard requires an entity to allocate consideration at the inception of an arrangement to all of its deliverables based on their relative selling prices. In the absence of the vendor-specific objective evidence or third-party evidence of the selling prices, consideration must be allocated to the deliverables based on management’s best estimate of the selling prices. In addition, the new standard eliminates the use of the residual method of allocation. In October 2009, the FASB also issued a new accounting standard which changes revenue recognition for tangible products containing software and hardware elements.

WORLD WIDE PREMIUM PACKERS, INC.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

PERIOD FROM FEBRUARY 14, 2010 (INCEPTION) THROUGH SEPTEMBER 30, 2010

2.     Significant accounting policies (continued):

Recently issued accounting pronouncements (continued):

Specifically, tangible products containing software and hardware that function together to deliver the tangible products’ essential functionality are scoped out of the existing software revenue recognition guidance and will be accounted for under the multiple-element arrangements revenue recognition guidance discussed above. Both standards will be effective for the Company in the first quarter of 2011.

3.     Property and equipment:

As of September 30, 2010, property and equipment consists of the following:

Amount
Website development	$21,000
Software	27,500
48,500
Less accumulated depreciation and amortization	-
$48,500

There was no depreciation or amortization expense on property and equipment during the period from February 14, 2010 (inception)  to September 30, 2010,  as the assets have not yet been placed in service.

4.     Income taxes:

Deferred tax assets and liabilities are recorded based on the difference between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, as measured by the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are carried on the balance sheet with the presumption that they will be realizable in future periods when pre-tax income is generated. A valuation allowance is required to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. At September 30, 2010, the Company has approximately $853,000 of net operating loss carry-forwards. The net operating loss carry-forwards may be subject to certain restrictions in the future, particularly in the event of a change in ownership under Internal Revenue Code Section 382.

Deferred tax assets and liabilities represent the future impact of temporary differences between the financial statement and tax bases of assets and liabilities.  The Company’s net deferred tax assets have been completely reduced, effectively by a valuation allowance, because management does not believe realization of the deferred tax assets is sufficiently assured at the balance sheet date.

WORLD WIDE PREMIUM PACKERS, INC.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

PERIOD FROM FEBRUARY 14, 2010 (INCEPTION) THROUGH SEPTEMBER 30, 2010

4.     Income taxes (continued):

The deferred tax assets (liabilities) and associated valuation allowance at September 30, 2010, are as follows:

Amount
Current assets (liabilities):
Prepaid and other assets	$(32,000)
Net operating loss carryforwards	32,000
-
Non-current assets (liabilities)
Intangible assets	4,750
Net operating loss carryforwards	339,356
344,106
Valuation allowance	(344,106)
Net deferred tax assets	$-

5.     Shareholders’ equity:

Common Stock:

On March 4, 2010, the Company sold 4.75 million shares of common stock to founding stockholders in exchange for $475 ($0.0001 per share).

In May 2010, the Company originated a private placement of up to four million shares of the Company’s common stock for $0.25 per share.  In July 2010, the Company increased the number of shares offered in this private placement to six million shares.  Through September 30, 2010, the Company sold 4,701,000 shares of common stock for net proceeds of approximately $1,132,000.  The Company incurred offering costs of approximately $43,300.

In June 2010, the Company issued approximately 112,450 shares of common stock in satisfaction of a $28,000 payable to a founding stockholder ($0.25 per share).

Stock options:

In March 2010, the Company established the 2010 Stock Option Plan (the “Plan”) covering up to 1,000,000 shares of the Company’s common stock.  Any employee, consultant or Director of the Company is eligible to participate. The exercise prices of the options granted are determined by the Plan Committee, whose members are appointed by the Board of Directors, and the exercise prices are generally to be established at the estimated fair value of the Company’s common stock at the date of grant. No options were granted during the period from February 14, 2010 (inception) to September 30, 2010.

WORLD WIDE PREMIUM PACKERS, INC.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

PERIOD FROM FEBRUARY 14, 2010 (INCEPTION) THROUGH SEPTEMBER 30, 2010

6.     Related party agreements:

Management services agreement:

On May 18, 2010, the Company signed a management services agreement (“Management Agreement”) with AMHC.  The Management Agreement calls for AMHC to perform management services, including chief executive officer and chief financial officer functions on a fixed-contract basis on behalf of the Company.  The fee for these services is $75,000 per month.  For the period ended September 30, 2010, the Company recognized $337,500 in management service fees to AMHC.  As of September 30, 2010, the Company has a payable to AMHC of approximately $37,500.  The Company’s Co-Chairman is an officer, director and significant shareholder of AMHC.

License Agreement

Pursuant to terms of the License with Pat Boone (who is a non-controlling shareholder of the Company), the Company is required to remit royalties to Pat Boone, or his designee, as well as to certain designated charities, as defined.  The royalties, in aggregate, are 10% of net sales, as defined.  The Company may sub-license the rights to other entities, for which sub-license net revenues are also subject to royalties.  The Company is to pay a minimum royalty amount of $10,000 per month, as an advance payment of a quarterly royalty amount.  At each quarter-end, the Company is to pay any amounts of royalties due in excess of the monthly minimum payments.

7.    Commitments:

Supply agreement:

On October 1, 2010, the Company entered into a supply agreement with a meat packing company located in Texas.  Pursuant to the terms of this agreement, the Company is to purchase premium meat products exclusively from this company for a one-year period.  The loss of this supplier could potentially have an adverse effect on the Company’s ability to maintain shipments of its premium meat products.

8.     Subsequent events:

The Company evaluated events through December 22, 2010, the date the audited financial statement were available to be issued.

On October 8, 2010, AMHC (a related party affiliate) acquired all of the Company’s common stock in exchange for 398,497 shares of AMHC’s Series A preferred stock. Each share of Series A preferred stock is initially convertible into eight shares of AMHC’s common stock; however, the Series A preferred stock is convertible into 28.8 shares of AMHC’s common stock if the Company achieves certain milestones, as defined by the Merger Agreement.  Upon the closing of the transaction, the Company became a wholly-owned subsidiary of AMHC.

In October 2010, the Company entered into a six-month call center services agreement with a third-party provider.  Pursuant to this agreement, the third-party services provider is to perform call center support services, beginning November 1, 2010, based primarily on defined hourly rates of service agents performing such services.